December 16, 1999

Indiana Energy, Inc.
1630 North Meridian Street
Indianapolis, Indiana 46202-1496

Attention:  Carl L. Chapman

       Re:    Project Mars   364-Day Revolving Credit Facility
              Commitment Letter

Ladies and Gentlemen:

     Indiana Energy, Inc. ("you" or "Parent") has advised Merrill Lynch Capital Corporation ("Merrill Lynch" or "we" or "us") that
(i) you or one of your affiliates have entered into an acquisition agreement (the "Acquisition Agreement") to acquire (the "Acquisition") certain gas utility assets ("Gas Utility") of Dayton Power & Light ("Seller"); and (ii) in connection with the consummation of the Acquisition, Parent or a wholly-owned subsidiary thereof ("Borrower") will enter into the senior unsecured 364-day revolving credit facility (the "Credit Facility") described herein.

     The sources and uses of the funds necessary to consummate the Acquisition and the other transactions contemplated hereby are set forth on Annex I to this Commitment Letter.

     The Acquisition, the entering into and borrowings under the Credit Facility by Borrower and the other transactions contemplated hereby entered into and consummated in connection with the Acquisition are herein referred to as the "Transactions". You have advised us that you intend to refinance the Credit Facility (or replace commitments thereunder in full) as soon as practicable with the proceeds of unsecured public or private debt securities or other public or private securities issued by Parent or its subsidiaries (the "Take-Out Securities").

     You have requested that Merrill Lynch commit to provide to Borrower up to $435.0 million aggregate principal amount under the Credit Facility to finance the Acquisition or to backstop, replace or refinance commercial paper or other sources of funding used to effect the Acquisition and to pay certain related fees and expenses.

     Accordingly, subject to the terms and conditions set forth below, Merrill Lynch hereby agrees with you as follows:

     1. Commitment. Merrill Lynch hereby commits to provide to Borrower the Credit Facility upon the terms and subject to the conditions set forth or referred to herein, in the 364-Day Revolving Credit Facility Fee Letter (the "Fee Letter") dated the date hereof and delivered to you, and in the 364-Day Revolving Credit Facility Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit A (the "Term Sheet").

     2. Syndication. We reserve the right and intend, prior to or after the execution of the definitive documentation for the Credit Facility (the "Credit Documents"), to syndicate all or a portion of our commitments to one or more financial institutions (together with Merrill Lynch, the "Lenders"). Our commitment hereunder is subject to Merrill Lynch (or one of its affiliates) acting as sole and exclusive lead arranger and book-running manager of and sole and exclusive syndication agent for the Credit Facility. We (or one of our affiliates) will manage all aspects of the syndication (in consultation with you), including decisions as to the selection of potential Lenders to be approached and when they will be approached, when their commitments will be accepted, which Lenders will participate and the final allocations of the commitments among the Lenders, and we will exclusively perform all functions and exercise all authority as customarily performed and exercised in such capacities, including selecting counsel for the Lenders and negotiating the Credit Documents.
Any agent or arranger titles (including co-agents) awarded to other Lenders are subject to our prior approval and shall not entail any role with respect to the matters referred to in this paragraph without our prior consent. You agree that no Lender will receive compensation outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Credit Facility. We may select (with your consent, not to be unreasonably withheld, delayed or conditioned) a Lender to act as an administrative agent (the "Administrative Agent") for the Credit Facility to perform such ministerial and administrative functions as we shall reasonably designate.

          You understand that we intend to commence the syndication of the Credit Facility promptly, and you agree actively to assist us in achieving a timely syndication that is reasonably satisfactory to us in consultation with you. The syndication efforts will be accomplished by a variety of means, including direct contact during the syndication between senior management, advisors and affiliates of Parent on the one hand and the proposed Lenders on the other hand and Parent hosting, with Merrill Lynch, at least one meeting with prospective Lenders at such times and places as we may reasonably request. You agree to, upon our request, (a) provide, and cause your affiliates and advisors to provide, to us all information reasonably requested by us to successfully complete the syndication, including the information and projections (including updated projections) contemplated hereby, and (b) assist, and cause your affiliates and advisors to assist, us in the preparation of a Confidential Information Memorandum and other marketing materials (the contents of which you shall be solely responsible for) to be used in connection with the syndication, including making available representatives of Parent. You also agree to use your best efforts to ensure that our syndication efforts benefit materially from your (and your affiliates') existing lending relationships.

     3. Fees. As consideration for our commitment hereunder and our agreement to arrange, manage, structure and syndicate the Credit Facility, you agree to pay or cause to be paid to us the fees as set forth in the Fee Letter.

     4. Conditions. Merrill Lynch's commitment hereunder is subject to the conditions set forth elsewhere herein and in the Term Sheet. For purposes of this Commitment Letter and the Term Sheet, the "subsidiaries" of Borrower shall be deemed to include those who will become subsidiaries of Borrower in connection with the Transactions.

          Our commitment hereunder is also subject to (a) no material disruption or material adverse change (or development that could reasonably be expected to result in a material adverse change) having occurred and being continuing in or affecting the loan syndication or financial, banking or capital market conditions generally from those in effect on the date hereof that, individually or in the aggregate in our reasonable judgment, materially adversely affects our ability to syndicate the Credit Facility; (b) we shall be satisfied that, after the date hereof and prior to and during the syndication of the Credit Facility, none of Parent, Borrower or any of their respective subsidiaries or affiliates shall have syndicated or issued, attempted to syndicate or issue, announced or authorized the announcement of, or engaged in discussions concerning the imminent syndication or issuance of any debt facility or debt security of any of them, including renewals thereof, other than the Credit Facility and the Take-Out Securities and others which would not in our reasonable judgment reasonably be expected to have a material adverse effect upon the syndication of the Credit Facility; (c) Parent's long-term, senior unsecured, non-credit-enhanced indebtedness shall be rated no lower than Baa1 by Moody's or BBB+ by S&P; (d) Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") shall have been retained by you as sole and exclusive underwriter, placement agent or initial purchaser with respect to any refinancing of amounts outstanding or commitments under the Credit Facility pursuant to an engagement letter (the "Engagement Letter") in form and substance reasonably satisfactory to MLPF&S and such Engagement Letter shall be in full force and effect and you shall not be in breach thereof; and
(e) none of the Information and Projections (each as defined in Section 5 hereof) shall be misleading or incorrect in any material respect taken as a whole, in light of the circumstances under which such statements were made.

     5. Information and Investigations. You hereby represent and covenant that (a) all information and data (excluding financial projections) that have been or will be made available by you or any of your affiliates, representatives or advisors to us or any Lender (whether prior to or on or after the date hereof) in connection with the Transactions, taken as a whole
(the "Information"), is and will be complete and correct in all material respects and does not and will not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made, and (b) all financial projections concerning, Parent, Borrower, Gas Utility and their respective subsidiaries and the transactions contemplated hereby (the "Projections") that have been made or will be prepared by or on behalf of you or any of your affiliates, representatives or advisors and that have been or will be made available to us or any Lender in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable. You agree to supplement the Information and the Projections from time to time until the Closing Date and, if requested by us, for a reasonable period thereafter (not to exceed 60 days) necessary to complete the syndication of the Credit Facility so that the representation and covenant in the preceding sentence remain correct in all material respects. In syndicating the Credit Facility we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent check or verification thereof.

     6. Indemnification. You agree (i) to indemnify and hold harmless Merrill Lynch and each of the other Lenders and their respective officers, directors, employees, affiliates, agents and controlling persons (Merrill Lynch and each such other person being an "Indemnified Party") from and against any and all losses, claims, damages, costs, expenses and liabilities, joint or several, to which any Indemnified Party may become subject under any applicable law, or to the extent related to or arising out of or in connection with this Commitment Letter, the Fee Letter, the Term Sheet, the Credit Facility, the loans under the Credit Facility, the use of proceeds of any such loan, any of the Transactions or any related transaction and the performance by any Indemnified Party of the services contemplated hereby and will reimburse each Indemnified Party for any and all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of you, Borrower, Seller, or any of your or their respective affiliates and whether or not any of the Transactions are consummated or this Commitment Letter is terminated, except to the extent resulting from such Indemnified Party's bad faith, gross negligence or willful misconduct and
(ii) not to assert any claim against any Indemnified Party for consequential, punitive or exemplary damages on any theory of liability in connection in any way with the transactions described in or contemplated by this Commitment Letter.

          You agree that, without our prior written consent, neither you nor any of your affiliates or subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions hereof (whether or not any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance satisfactory to the Indemnified Parties of each Indemnified Party from all liability arising out of such claim, action or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

          In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against you or any of your subsidiaries or affiliates in which such Indemnified Party is not named as a defendant, you agree to reimburse such Indemnified Party for all reasonable out-of-pocket expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and expenses of its legal counsel.

     7. Expenses. You agree to reimburse us and our affiliates for our and their reasonable expenses upon our request made from time to time (including, without limitation, all reasonable due diligence investigation expenses, fees of consultants engaged with your consent (not to be unreasonably withheld), syndication expenses (including printing, distribution, and bank meetings), appraisal and valuation fees and expenses, travel expenses, duplication fees and expenses, audit fees, search fees, filing and recording fees and the reasonable fees, disbursements and other charges of counsel (and any local counsel) and any sales, use or similar taxes (and any additions to such taxes) related to any of the foregoing) incurred in connection with the negotiation, preparation, execution and delivery, waiver or modification, collection and enforcement of this Commitment Letter, the Term Sheet, the Fee Letter and the Credit Documents and whether or not such fees and expenses are incurred before or after the date hereof or any loan documentation is entered into or the Transactions are consummated or any extensions of credit are made under the Credit Facility or this Commitment Letter is terminated or expires.

     8. Confidentiality. This Commitment Letter, the Term Sheet the contents of any of the foregoing and our and/or our affiliates' activities pursuant hereto or thereto are confidential and shall not be disclosed by or on behalf of you or any of your affiliates to any person without our prior written consent, except that you may disclose this Commitment Letter and the Term Sheet (i) to your and Seller's respective officers, directors, employees and advisors, and then only in connection with the Transactions and on a confidential need-to-know basis and (ii) as you are required to make by applicable law or compulsory legal process (based on the advice of legal counsel); provided that such confidentiality obligations shall terminate upon your acceptance hereof. You agree that you will permit us to review and approve any reference to any of us or any of our affiliates in connection with the Credit Facility or the transactions contemplated hereby contained in any press release or similar public disclosure prior to public release; provided that we shall not unreasonably withhold or delay our approval. You agree that we and our affiliates may share information concerning you, Seller and your and its respective subsidiaries and affiliates among ourselves solely in connection with the performance of our services hereunder and the evaluation and consummation of financings and Transactions contemplated hereby.

     9. Termination. Our commitments hereunder are based upon the financial and other information regarding Parent, Borrower and Gas Utility previously provided to us. In the event that by means of continuing review or otherwise we become aware of or discover new information or developments concerning conditions or events previously disclosed to us that is inconsistent in any material adverse respect with the Projections or the Information provided to us prior to the date hereof, or if any event or condition has occurred or become known that in our judgment has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole (after giving effect to the Transactions) since September 30, 1999, this Commitment Letter and Merrill Lynch's commitment hereunder shall terminate upon written notice by Merrill Lynch. In addition, Merrill Lynch's commitment hereunder shall terminate in its entirety (A) on July 1, 2000 if the Credit Documents are not executed and delivered by Borrower and the Lenders by such date (subject to extension if such delay is due to failure to obtain all necessary regulatory approvals to October 1, 2000, with the consent of the Lead Arranger in its sole discretion) and (B) on the date of execution and delivery of the Credit Documents by Borrower and the Lenders. Notwithstanding the foregoing, the provisions of Sections 6, 7, 8 and 11 hereof shall survive any termination pursuant to this Section 9.

     10. Assignment; etc. This Commitment Letter and our commitment hereunder shall not be assignable by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment shall be void and of no effect; provided, however, that nothing contained in this Section 10 shall prohibit us (in our sole discretion) from (i) performing any of our duties hereunder through any of our affiliates (who will be bound by the provisions hereof applicable to Merrill Lynch), and you will owe any related duties (including those set forth in Section 2 above) to any such affiliate, and
(ii) granting (in consultation with you) participations in, or selling (in consultation with you) assignments of all or a portion of, the commitments or the loans under the Credit Facility pursuant to arrangements satisfactory to us. This Commitment Letter is solely for the benefit of the parties hereto and does not confer any benefits upon, or create any rights in favor of, any other person. It is understood and agreed that your merger with and into Vectren Corporation shall not affect our obligations hereunder and that, upon the consummation of such merger, Vectren Corporation will succeed to your rights and obligations hereunder.

     11. Governing Law; Waiver of Jury Trial. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of any of the Transactions or the other transactions contemplated hereby, or the performance by us or any of our affiliates of the services contemplated hereby.

     12. Amendments; Counterparts; etc. No amendment or waiver of any provision hereof or of the Term Sheet shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This Commitment Letter, the Engagement Letter, the Term Sheet and the Fee Letter are the only agreements between the parties hereto with respect to the matters contemplated hereby and thereby and set forth the entire understanding of the parties with respect thereto. This Commitment Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart.

     13. Public Announcements; Notices. We may, subject to your prior consent (not to be unreasonably withheld, delayed or conditioned) at our expense, publicly announce as we may choose the capacities in which we or our affiliates have acted hereunder. Any notice given pursuant hereto shall be mailed or hand delivered in writing, if to (i) you, at your address set forth on page one hereof, with a copy to Ronald E. Christian, Esq., at 1630 North Meridian Street, Indianapolis, Indiana 46202; and (ii) Merrill Lynch, at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, Attention:
Christopher K. Stout, with a copy to Michael E. Michetti, Esq., at Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005.

                    (Signature Page Follows)

     Please confirm that the foregoing correctly sets forth our agreement of the terms hereof and the Fee Letter by signing and returning to Merrill Lynch the duplicate copy of this letter and the Fee Letter enclosed herewith. Unless we receive your executed duplicate copies hereof and thereof by 5:00 p.m., New York City time, on December 17, 1999, our commitment hereunder will expire at such time.

     We are pleased to have this opportunity and we look forward to working with you on this transaction.

                              Very truly yours,
                              MERRILL LYNCH CAPITAL CORPORATION


                              By:  ______________________________
                                   Name:
                                   Title:


Accepted and agreed to as of
the date first written above:
INDIANA ENERGY, INC.
By:  ______________________________
     Name:
     Title:



                                                          Annex 1
                    Sources and Uses of Funds
                          (in millions)

      Sources                                    Uses
     ---------                                   -----
Commercial paper issuance              Cash purchase price of
or drawings under Credit               Gas Utility              425.0
Facility                    433.0
                                       Estimated fees and
                                       expenses                   8.0
                           ------                              ------
          Total Sources     433.0               Total Uses      433.0
                           ======                              ======


CONFIDENTIAL                                            EXHIBIT A


                364-DAY REVOLVING CREDIT FACILITY

                 SUMMARY OF TERMS AND CONDITIONS*

Borrower:            Indiana Energy, Inc. ("Parent") or a
                     wholly-owned subsidiary thereof (Parent or such subsidiary, "Borrower").

Sole Lead Arranger, Book-
running Manager and
Syndication Agent:   Merrill Lynch & Co., Merrill Lynch, Pierce,
                     Fenner & Smith Incorporated ("MLPF&S") will act as sole and exclusive lead arranger, book-running manager and syndication agent
                     (the "Lead Arranger").

Administrative Agent:A Lender or other financial institution to be selected by the Lead Arranger with the consent (not to be unreasonably withheld) of Borrower (the "Administrative Agent").

Lenders: Merrill Lynch Capital Corporation (or one of its affiliates) and a syndicate of financial institutions (the "Lenders") arranged by the Lead Arranger in consultation with Borrower.

Credit Facility:     Senior Unsecured 364-Day Revolving Credit
                     Facility (the "Credit Facility"; loans
                     thereunder, "Revolving Loans").

Principal Amount:    Up to $435.0 million.

Documentation:       Usual and customary for facilities and
                     transactions of this type and reasonably acceptable to Borrower and the Lenders.
                     The documentation for the Credit Facility will include, among others, a credit agreement (the "Credit Agreement") and other appropriate documents (collectively, the "Credit Documents").

Transactions:        As described in the Commitment Letter.

Availability/Purpose:To finance (or to backstop, replace or
                     refinance commercial paper or other funding sources used to effect) the Acquisition and to pay related fees and expenses and for working capital and general corporate purposes on a fully revolving basis, subject to the terms and conditions set forth in the Credit Documents, until the date that is 364 days after the Closing Date (the "Commitment Termination Date").

Term-out Option:     Borrower shall have the right to convert on
                     the Commitment Termination Date outstanding
                     Revolving Loans to term loans (the "Term
                     Loans", the Revolving Loans and the Term
                     Loans, "Loans") in an amount not to exceed
                     50% of the commitments then in effect
                     maturing on the second anniversary of the Closing Date, subject to no Default being continuing after giving effect thereto, payment of a fee to the Lenders on the aggregate principal amount extended to be agreed upon between Borrower and the Lead
                     Arranger and customary notice provisions.

Maturity:            Outstanding Revolving Loans not converted
                     to Term Loans shall mature on the
                     Commitment Termination Date; Term Loans
                     shall mature on the second anniversary of the Closing Date.

Interest Rates and Fees:
                     Interest rates and fees in connection with the Credit Facility will be as specified on Annex I attached hereto.

Default Rate:        Overdue principal, interest and other
                     amounts shall bear interest at a rate per annum equal to 2% in excess of the applicable interest rate (including applicable margin).

Guarantee:           If Borrower is a subsidiary of Parent, the
                     Credit Facility will be unconditionally and irrevocably guaranteed on a senior unsecured basis by Parent.

Ranking:             The Credit Facility will be a senior
                     obligation of Borrower ranking pari passu with other senior unsecured indebtedness of Borrower, and senior to all subordinated indebtedness of Borrower.

Optional Prepayments and
Commitment Reductions:
                     The Credit Facility will be prepayable at par at any time at Borrower's option, in whole or in part, plus accrued and unpaid interest. Breakage costs, if any, will be paid by Borrower. Borrower shall have the right to terminate, in whole or in part (in minimum amounts to be agreed upon), the undrawn commitments at any time and from time to time upon written notice.

Conditions to Effectiveness and
to Initial Loans:    The effectiveness of the Credit Agreement
                     and the making of the loans thereunder
                     shall be subject to the conditions
                     precedent specified in the Commitment
                     Letter and the following additional
                     conditions: execution and delivery by
                     Borrower of the Credit Documents acceptable in form and substance to the Lenders;
                     delivery of satisfactory borrowing
                     certificates and other customary closing certificates; absence of default or event of default under any of the Credit
                     Documents; accuracy of all representations and warranties; absence of defaults, prepayment events or creation of liens under debt instruments or other agreements as a result of the transactions contemplated hereby; absence of material litigation; evidence of authority;
                     compliance with applicable laws and
                     regulations (including but not limited to ERISA, margin regulations, bank regulatory limitations and environmental laws); and delivery of satisfactory legal opinions.

                     In addition, the making of the initial
                     loans under the Credit Facility will be
                     subject to the following conditions:
                     (A) Parent's long-term, senior unsecured,
                         non-credit-enhanced indebtedness shall
                         be rated no lower than Baa1 by Moody's
                         or BBB+ by S&P.
                     (B) The Lead Arranger shall be reasonably
                         satisfied with the corporate structure
                         and pro forma capitalization of Parent,
                         Borrower and their respective
                         subsidiaries on a pro forma basis after
                         giving effect to the Transactions.
                     (C) The Transactions and the financing
                         therefor shall be in compliance with all material laws and regulations, or the Lead Arranger shall have determined such to be inapplicable to the Transactions.
                     (D) Simultaneously with the making of the
                         initial loans under the Credit Facility, the Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement.
                     (E) No law or regulation shall be applicable
                         in the reasonable judgment of the Lead
                         Arranger that restrains, prevents or
                         imposes material adverse conditions upon any material component of the Transactions.
                     (F) There shall not have occurred or become
                         known any material adverse change or any condition or event that could reasonably be expected to result in a material adverse change in the business, results of operations or financial condition (each, a "Material Adverse Change") of Parent and its subsidiaries taken as a whole (after giving effect to the Transactions) since September 30, 1999.
                     (G) All requisite governmental authorities
                         and third parties shall have approved or consented to the Transactions to the extent required (without the imposition of any materially burdensome condition or qualification in the reasonable judgment of the Lead Arranger) and all such approvals shall be in full force and effect, and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Transactions.
                     (H) All accrued fees and expenses (including
                         the reasonable fees and expenses of
                         counsel to the Lead Arranger) of the
                         Lenders and the Lead Arranger in
                         connection with the Credit Documents
                         shall have been paid.
                     (I) The Lenders shall have received such
                         other legal opinions, corporate
                         documents and other instruments and/or
                         certificates as they may reasonably
                         request.

Conditions to All Extensions
of Credit:           Each extension of credit under the Credit
                     Facility will be subject to customary
                     conditions, including the (i) absence of any Default or Event of Default (to be defined), and (ii) continued accuracy of representations and warranties in all material respects (which materiality exception will not apply to representations and warranties qualified by materiality standards).

Representations and Warranties:
                     Usual and customary for transactions of
                     this type and similar to Existing Credit
                     Facility (as defined below), and such other representations and warranties as may be reasonably required by the Lead Arranger. "Existing Credit Facility" shall mean the 364-day Credit Facility among a subsidiary of Parent, First Chicago Capital Markets, Inc. and the lenders party thereto dated March 1999.

Affirmative, Negative and Financial
Covenants:           Usual and customary for transactions of
                     this type and similar to Existing Credit
                     Facility and such other affirmative
                     covenants as may be reasonably required by the Lead Arranger.

Events of Default:   Usual and customary for transactions of
                     this type and similar to Existing Credit
                     Facility, and such others as may be
                     reasonably required by the Lead Arranger.

Yield Protection and
Increased Costs:     Usual and customary for transactions of
                     this type and similar to Existing Credit
                     Facility.

Required Lenders:    Usual and customary for transactions of
                     this type and similar to Existing Credit
                     Facility.

Assignments and
Participations:      Usual and customary for transactions of
                     this type and similar to Existing Credit
                     Facility.

Expenses and
Indemnification:     Usual and customary for transactions of
                     this type.

Governing Law
and Forum:           New York.

Waiver of Jury Trial:    All parties to the Credit Documents waive
                         the right to trial by jury.

Special Counsel for
Lead Arranger:       Cahill Gordon & Reindel (and such local
                     counsel as may be selected by the Lead
                     Arranger).


Interest Rates and
Fees: Loans shall bear interest at a rate per annum equal to LIBOR plus the Applicable Margin. The initial "Applicable Margin" prior to the receipt of ratings will be 0.30% per annum.

                     A facility fee (the "Facility Fee") accrues on each Lender's commitment in effect from time to time (whether or not utilized), commencing on the date of the execution and delivery of the Credit Documents. The initial Facility Fee prior to the receipt of ratings will be 0.08% per annum.

                     A utilization fee (the "Utilization Fee") accrues on the daily average outstanding loans of each Lender so long as the aggregate average outstanding loans are greater than 33.3% of the committed amount of the Credit Facility. The initial Utilization Fee prior to the receipt of ratings will be 0.10% per annum.

                     The Applicable Margin, the Facility Fee and the Utilization Fee (collectively, the "Margins") shall be subject to adjustment based on the grid below in the event Parent's long-term, senior unsecured, non-credit-enhanced indebtedness is rated lower than A3 by Moody's and A- by S&P.

                     Borrower may select interest periods of
                     one, two, three or six months for LIBOR
                     borrowings. Interest will be payable in arrears at the end of each interest period, and in the case of interest periods longer than three months, no less frequently than every three months. All Facility Fees and Utilization Fees will be payable in arrears at the end of each quarter and upon any termination of any commitment, in each case for the actual number of days elapsed over a 360-day year.

                                Applicable    Facility    Utilization
      Teir        Rating         Margin         Fee         Fee
      ----       --------        --------      --------    --------
        I      > or = A / A2     0.270%         0.080%     0.100%
       II        A- / A3         0.300%         0.100%     0.100%
       III       BBB+ / Baa1     0.450%         0.125%     0.125%
       IV        BBB / Baa2      0.600%         0.150%     0.125%
        V       BBB- / Baa3      0.700%         0.175%     0.250%
       VI       <BBB- / Baa3     0.800%         0.200%     0.250%

                     In the case of a split rating, the higher rating will apply; provided that if any rating falls in a Tier that is two or more Tiers below the other rating, the applicable Tier shall be the one immediately below the Tier with the highest rating.